Exhibit 23.4

MINTZ AND PARTNERS LLP

INDEPENDENT AUDITOR’S CONSENT

We consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form S-4 of Xplore Technologies Corp. of (i) our report dated June 20, 2006, except for Notes 19(a) and (c), as to which the date is November 8, 2006, and Notes 2 and 19(d), as to which the date is February 7, 2007, and (ii) to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Toronto, Canada

April 16, 2007

/s/ Mintz & Partners LLP
MINTZ & PARTNERS LLP
Chartered Accountants